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                                                                    EXHIBIT 10.7

                             AMENDMENT NO. 1 TO THE
           AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
                            RA AEROSPACE HOLDING LLC

     This Amendment No. 1 (this "AMENDMENT") to the Amended and Restated Limited Liability Company Agreement of RA Aerospace Holding LLC, a Delaware limited liability company (the "COMPANY"), is entered into as of October 9, 2001 by and among The Veritas Capital Fund, L.P., a Delaware limited partnership ("VERITAS"), and those employees of Raytheon Aerospace, LLC, a Delaware limited liability company ("RAYTHEON AEROSPACE"), listed on the signature page hereof (the "RA EMPLOYEES" and, collectively, together with the other parties who are or who become members pursuant to the provisions of the LLC Agreement (as hereinafter defined), referred to as the "MEMBERS" or individually as a "MEMBER").

     WHEREAS, the Company was formed pursuant to that certain Limited Liability Company Agreement dated as of April 5, 2001 entered into by Veritas, as amended by that certain Amended and Restated Limited Liability Company Agreement dated as of June 27, 2001 among Veritas and the Additional Members named therein (collectively, the "LLC AGREEMENT");

     WHEREAS, Veritas desires to admit the RA Employees to the Company as Members and to make certain other amendments to the LLC Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements made herein, the parties hereto do hereby agree as follows:

     1. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the LLC Agreement.

     2. Effective as of the date hereof, the RA Employees are hereby admitted to the Company as Members.

     3. SCHEDULE I to the LLC Agreement is hereby amended in the form annexed hereto to reflect the names, addresses and capital contributions of the Members after the admission of the RA Employees.

     4. A new Section 10.4 is hereby added to the LLC Agreement to read as follows:

               "10.4 PURCHASE RIGHT.

               (a) Veritas (and/or its designees) is hereby granted the right to purchase the entire Membership Interest (or at the discretion of Veritas any portion of the Membership Interest) held by any Member who is an RA Employee or who is a transferee of an RA Employee in the event the employment of such Member (or the transferor of such Member) by Raytheon Aerospace on a full time basis terminates for any reason.

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          Veritas may exercise this right at any time within the 60-day period immediately following the date such Member (or transferor of such Member) ceases to be a full-time employee of Raytheon Aerospace.

               (b) The purchase price at which Veritas may exercise its purchase right shall be (i) the amount paid by a Member for his Membership Interest (the "INVESTED CAPITAL") in the event such Member's employment with Raytheon Aerospace is terminated for cause or such Member voluntarily terminates his employment with Raytheon Aerospace, or (ii) the higher of the Invested Capital of such Member and the Fair Market Value of such Member's Membership Interest in the event such Member's employment is terminated by Raytheon Aerospace without cause.

               (c) For purposes of this Agreement, the "FAIR MARKET VALUE" of the Membership Interest shall be determined by the Board of Representatives of RAAH I, LLC, the parent of Raytheon Aerospace, based on the most recent financial statements of Raytheon Aerospace available on the date such Member ceases to be a full time employee of Raytheon Aerospace.

               (d) For purposes of this Agreement, "TERMINATION FOR CAUSE" means termination of such Member's employment by Raytheon Aerospace by reason of (i) such Member's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, or breach of fiduciary duty to Raytheon Aerospace; or (ii) conduct by such Member that would result in serious prejudice to the interests of Raytheon Aerospace if such Member were to continue to be employed, including, without limitation, the conviction of a felony or such Member's commission of acts involving moral turpitude; or (iii) such Member's failure to follow reasonable instructions or directions of the Board of Representatives of RAAH I, LLC, or any policy, rule or procedure of Raytheon Aerospace in force from time to time.

               (e) The purchase right shall be exercisable by written notice delivered to the Member prior to the expiration of the 60-day purchase period referred to in Section 10.4(a). The notice shall indicate the portion of the Membership Interest to be purchased, the purchase price and the date on which the purchase is to be effected, such date to be not more than 30 days after the date of notice."

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     5.   All other terms of the LLC Agreement shall remain in full force and effect and by their execution of this Amendment, the RA Employees make the representations and warranties set forth in Section 9.1 of the LLC Agreement and agree to be bound by all of the terms and conditions of the LLC Agreement applicable to the Members.

     6. This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     7. This Amendment shall be binding upon the inure to the benefit of all of the Members and their permitted successors, legal representatives and assigns.

     8. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.


            [The remainder of this page is intentionally left blank.]

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     IN WITNESS WHEREOF, each of Veritas and the RA Employees has executed this
Amendment as of the date first above written.


                                         THE VERITAS CAPITAL FUND, L.P.


                                         By: /s/ Robert B. McKeon
                                            ---------------------
                                            Authorized Signature


                                      RA EMPLOYEES:


/s/ Daniel Alan Grafton                        /s/ James Dorian VanDusen
-----------------------                        -------------------------
Daniel Alan Grafton                            James Dorian VanDusen


/s/ John David Robinson                        /s/ Gary Vernon Sneary
-----------------------                        ----------------------
John David Robinson                            Gary Vernon Sneary


/s/ Robert Steven Sinquefield                  /s/ Errol Lawrence Oller
-----------------------------                  ------------------------
Robert Steven Sinquefield                      Errol Lawrence Oller


/s/ Gene Neal Patton                           /s/ Thomas Eyre Johnson
--------------------                           -----------------------
Gene Neal Patton                               Thomas Eyre Johnson


/s/ John Austin Kehoe, III                     /s/ Willard Grosvenor
--------------------------                     ---------------------
John Austin Kehoe, III                         Willard Grosvenor


/s/ Steven John Patterson
-------------------------
Steven John Patterson

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